Exhibit 99.1

TRANSFER AGREEMENT

This Transfer Agreement (“TFA”) is entered into on      21st October 2011

Between :

1.      GOLDEN VIEW INTERNATIONAL GAMING AND AMUSEMENT CORP., a Philippine owned and controlled corporation organized and existing under the laws of the Republic of the Philippines, with current business address at 3/F. San Pedro Town Center San Pedro, Laguna Philippines, herein duly represented in this act by its authorized representative, MR. GREG ALAN G. IGNACIO, hereinafter referred to as (“GVI”);

2.     JADE PROSPER HOLDINGS LTD., a foreign corporation duly organized, existing and registered at Hong Kong with principal office address at 19/F., Chuk Nang, 21st Century Plaza, 250 Hennessy Road, Wanchai, Hong Kong, represented herein by  GVI, hereinafter referred to as (“JPH”);

3.      ENTERTAINMENT GAMING PHILIPPINES INC., (formerly known as ELIXIR GAMING TECHNOLOGIES PHILIPPINES, INC.), a Philippine Corporation organized and existing under the laws of the Philippines with office and business address at Suite 31-A, Rufino Pacific Tower, 6784 Ayala Avenue, Makati City, Metro Manila, Philippines, represented herein by its authorized representative, MR. CLARENCE CHUNG, hereinafter referred to as (“EGT-Philippines”); and

4.     ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED, a foreign corporation duly organized, existing and registered at Hong Kong with principal office address at Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central, Hong Kong represented herein by MR. CLARENCE CHUNG, hereinafter referred to as (“EGT-Hong Kong”)( (EGT — Hong Kong and EGT — Philippines shall be collectively referred to in this TFA as “EGT”)

(collectively, the “Parties” and each a “Party”).

Whereas :

1.             GVI is the authorized representative of JPH, a Hong Kong based company engaged in the business of leasing slot machines to Club-San Pedro (“San Pedro Club”) of Philippine Amusement and Gaming Corporation (“PAGCOR”) pursuant to the Contract of Lease dated 15th June, 2004 (and any amendment thereto) (the “PAGCOR’s Contract”);

2.             On behalf of JPH, GVI entered into the Agreement of Lease with EGT on 31st March 2008, pursuant to which, EGT agreed to place certain electronic gaming machines (the “Machines”) at San Pedro Club on a revenue sharing basis (the “Agreement of Lease”);

3.             It is also acknowledged by GVI that its shareholders have previously entered into certain legally binding agreement(s) with a third party company known as “Blue Water Development” (“Blue Water”) regarding the acquisition of GVI and JPH by Blue Water and/or the proposed  transfer of the PAGCOR’s Contract to Blue Water and/or its nominees (“Previous Blue Water Agreements”) and an agreement has been reached by the relevant parties for termination of the Previous Blue Water Agreements;

4.             EGT - Hong Kong and EGT — Philippines are affiliated companies and both of them are wholly-owned subsidiaries of Entertainment Gaming Asia, Inc, a company incorporated under the laws of the State of Nevada, U.S.A. with securities listed on NYSE-Amex;

5.             The Parties agree to enter into this TFA to carry out the transactions according to the terms and conditions hereof which involve (collectively “Transactions” or “Transfer”);

(a) the assignment and transfer of (subject to PAGCOR’s consent) all the benefits, rights and obligations of JPH under the PAGCOR’s Contract to EGT-Hong Kong;

(b) the assignment and transfer of (subject to the relevant landlord’s consent) all the benefits, rights and obligations of GVI under the existing lease of premises of San Pedro Club to EGT; and

(c) assignment and transfer of all leasehold improvements and relevant systems and equipment (collectively “Operating Assets”) of GVI and/or JPH, currently used at San Pedro Club to EGT;

6.             It is acknowledged by the Parties that the completion of the Transactions is subject to:

(a) the written confirmation from Blue Water that: 1) the Previous Blue Water Agreements have been terminated; 2) that upon receiving  a payment from EGT (the exact amount payable by EGT to Blue Water shall be informed by GVI in writing and agreed by EGT), Blue Water considers itself fully restituted and compensated in relation to the Previous Blue Water Agreements; and 3) Blue Water will not have any claim against EGT and/or the San Pedro Club regarding the Transactions (collectively “Blue Water’s Confirmation”);

(b) PAGCOR’s Consent (as defined below);

(c) the consent of the landlord of the premises of San Pedro Club (“Landlord’s Consent”); and

(d) the execution of the necessary documents for the Transfer, which may include, a formal deed or agreement of Transfer, upon completion of the Transactions (“Formal Transfer Documents”).

Pending completion of all the Transactions, this TFA is legally binding and constitutes legally enforceable obligations on all Parties hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

A.            DEFINITIONS

A.1         The Recitals to this TFA shall form part of this TFA.

A.2         All headings to clauses herein are inserted for convenience only and shall not affect the construction of this TFA. Words importing the singular number shall include the plural and vice versa and a gender shall include all genders and the neuter.

B.            THE TRANSACTIONS

B.1          The Parties agree that the Transactions are inter-related and the terms thereof include:

(a)   subject to PAGCOR’s consent (such consent shall cover (i) PAGCOR’s consent on the Transfer; (ii) PAGCOR’s agreement that the PAGCOR’s Contract after being transferred to EGT will be valid until June 2016) (collectively “PAGCOR’s Consent”) and Blue Water’s Confirmation, JPH, represented by GVI, shall assign and transfer all the benefits, rights and obligations of JPH under the PAGCOR’s Contract and JPH and/or GVI shall sell and transfer all Operating Assets to EGT. In addition, GVI shall (subject to the Landlord’s Consent) assign and transfer all the benefits, rights and obligations of the existing lease of the premises of San Pedro Club to EGT; and

(b)   The total consideration payable by EGT for the Transfer shall be Philippines dollars Pesos 55 million (the “Consideration”).

B.2      The Parties agree that the Consideration shall be paid at the following time and according to the following manner :

(a)   on or before 24th October 2011 and subject to EGT having received from GVI and/or JPH the payment (which may be payable by cheque or such other means as agreed by EGT) of EGT’ share of revenue under the Agreement of Lease for the months of August and September 2011 (the total amount of which is set forth in Appendix B hereto) together with all of the following documentations :

(i)            the Blue Water ‘s Confirmation in writing;

(ii)           the “in-principle” PAGCOR’s Consent in writing (it is acknowledged by the Parties that considerable time may be required for obtaining the formal PAGCOR’s Consent and therefore it is expedient to obtain the in-principle consent);

(iii)          the “in-principle” Landlord’s Consent in writing (it is acknowledged by the Parties that considerable time may be required for obtaining the formal Landlord’s Consent and therefore it is expedient to obtain the in-principle consent) and the written confirmation from the Landlord indicating that the terms of the existing lease of the premises of San Pedro Club will remain the same until June 2016 (subject to such reasonable increase of rentals, if any, as contemplated under the existing lease);

(iv)          the provision of such supporting evidence or documentation by GVI and/or JPH as may be reasonably required by EGT for confirming that in respect of the Transfer, GVI and/or JPH are in “in-principle” compliance with the requirements of the “Bulk Sales Law” as more particularly set forth in Clause C4 (c) below;

(v)           a complete list of Operating Assets provided by GVI and/or JPH to EGT and signed and confirmed by EGT after verification (it is agreed that reasonable time will be given to EGT for its verification and checking of the items on the list after the date of EGT’s receipt of the list from GVI and/or JPH); and

(vi)          a letter (with contents as approved by EGT) signed jointly by GVI/JPH and EGT to PAGCOR instructing PAGCOR to pay the entire amount payable by PAGCOR to EGT under the PAGCOR’s Contract directly to EGT with effect from the month of October 2011

EGT shall, for and on behalf of GVI, JPH and/or their shareholders, pay an amount of Pesos 48,000,000 (Pesos Forty-Eight million) directly to Blue Water. (“Payment To Blue Water”). It is acknowledged by the Parties hereto that in order to procure the giving of the Blue Water’s Confirmation by Blue Water, EGT may also be required, at the same time of Payment to Blue Water, to reimburse the reasonable operating expenses that actually incurred and paid (with reasonable supporting evidence) by Blue Water in relation to the operation of San Pedro Club for the months of August and September 2011;

(b)   subject to the Settlement of Account as defined in sub-clause (c) of this Clause below, the balance of the Consideration after Payment To Blue Water, namely Pesos 7,000,000 (Pesos Seven Million) (“Balance of Consideration”), shall be  paid to GVI on the date on which the following occurs, whichever is later :

(i)            the receipt by EGT of the formal PAGCOR’s Consent;

(ii)           the receipt by EGT of the formal Landlord’s Consent;

(iii)          the receipt by EGT of such supporting evidence or documentation by GVI and/or JPH as may be reasonably required by EGT for confirming the actual compliance with the requirements of the “Bulk Sales Law” by GVI and/or JPH; and

(iv)          the Formal Transfer Documents are signed by the relevant Parties (and if applicable, by PAGCOR and/or the landlord of the premises of San Pedro Club),

(items (i) to (iv) above are collectively, the “Formalities”), or such earlier date as may be agreed by GVI and EGT in writing; and

(c)   the Parties acknowledge that they have certain items of amounts as set forth in Appendix A hereto to be settled and they further agree that within 21 days from the date hereof, they shall agree in good faith on the final amount. Notwithstanding anything to the contrary contained herein, it is agreed that for any amount owed by GVI and/or JPH to EGT under the Agreement of Lease and/or entitlement of EGT in respect of the operation of San Pedro Club for the months of August and September 2011 (other than EGT’s share of revenue under the Agreement of Lease), the same shall be set off from the Balance of Consideration (“Settlement of Account”) and EGT shall only pay the residual positive amount, if any, after such Settlement of Account  to GVI. It is agreed that if the Balance of Consideration is not sufficient to cover all the amounts payable by GVI/JPH under the Settlement of Account to EGT, GVI shall pay the deficit amount separately on demand by EGT.

B.3       Each Party shall bear its own taxes regarding the Transactions.

C.         COMPLETION AND CONDITION SUBSEQUENT

C1.       The Parties agree that immediately upon Payment To Blue Water by EGT, the Transfer shall be deemed complete (subject to Clause C.3. below) with effect from 1st August 2011 and in connection with this, the Parties agree that  :

(a)   GVI and/or JPH shall procure all the representatives from Blue Water to leave San Pedro Club and to retreat from the involvement and/or participation in the management and operation of San Pedro Club on the day immediately after the date of Payment to Blue Water;

(b)   on the day immediately after the date of Payment to Blue Water, GVI and JPH shall hand over all operational and performance reports, books and records regarding San Pedro Club (“San Pedro Information”) to EGT (save for certain copies which GVI and JPH are required to keep for compliance with the relevant tax or regulatory requirements or purpose) and GVI and JPH shall keep confidential the San Pedro Information and not to disclose or use the same for any purpose save and except with the prior written consent from EGT;

(c)   on the day immediately after the date of Payment to Blue Water, EGT shall be entitled, at its own costs, to appoint its own employees (whether floor staff, technicians or marketing personnel) to work at the San Pedro Club;

(d)   all rights and entitlement of GVI (including, but not limited to GVI’s share to the net win of the Machines (after deduction of PAGCOR’s share)) under the Agreement of Lease effective 1st August  2011 and all rights and entitlements of JPH under the PAGCOR’s Contract effective 1st August 2011, shall belong to and vested in EGT;

(e)   notwithstanding anything to the contrary contained herein, each of GVI and JPH agree that : (i) at the request of EGT, they shall lay off and terminate on or after the date of this TFA their existing (as of the date hereof) employees who worked at the San Pedro Club and GVI and JPH shall respectively responsible, at their own cost, any redundancy, severance and/or termination compensation for such employees (and regardless of whether or not these employees or any of them will sign new employment contracts with EGT) ; and

(g)   notwithstanding anything to the contrary contained herein, GVI shall remain fully responsible for own its obligations and liabilities incurred or accrued under the Lease of Agreement and the lease of the premises of San Pedro Club prior to the date of Payment to Blue Water and JPH shall remain fully responsible for its own obligations and liabilities incurred or accrued under the PAGCOR’s Contract prior to the date of Payment to Blue Water.

C2.      Each Parties agree to use their respective best endeavours (and at their own respective cost) to procure (to the extent within the relevant Parties’ control) the obtaining and/or signing of the Formalities on or before 15th December 2011 (or such later date as may be agreed upon in writing by the Parties) (the “Long Stop Date”).

C3.      The Parties further agree that  if all the Formalities are not obtained and/or signed by the Long Stop Date (not owing to the willful refusal by EGT to sign the Formal Transfer Documents), then EGT shall, at any time thereafter, be entitled to terminate this TFA by written notice to GVI and JPH and upon such termination :

(a)              GVI and/or JPH shall forthwith repay the amount equivalent to the Payment To Blue Water together with any amount that they have, or any of them has, received from EGT pursuant to the terms of this TFA, to EGT — Philippines; and

(b)              the Parties shall perform such acts (including but not limited to payment or repayment by one Party to the other(s), if applicable) and/or sign such documents that are necessary to unwind the Transactions and restore the Parties to the position that they would have been in had this TFA never been executed.

C4.      Each of the Parties represents and warrants to the other that:

(a)   it has full power and authority to enter into and to perform its obligations under this Agreement, which when executed, shall constitute valid and binding obligations on each Party in accordance with the Agreement’s terms;

(b)   the entry into, delivery of, and performance of this Agreement by each Party shall not (i) result in any breach of any provision of a Party’s constitutional documents where a Party is a corporate entity; (ii) result in any claim by a third party against the other shareholder of the Company or against the Company itself; or (iii) result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body or contract to which a Party is a party or by which a Party or its assets are bound; and

(c)   it will conduct all activities or perform its obligations under this Agreement in compliance with all material applicable laws, and without prejudice to the generality of the foregoing, GVI and JPH warrants and confirms to EGT that the Transfer is in compliance of the requirements of Act No.3952 known as the “Bulk Sales Law” of the law of the Philippines.

D.   MISCELLANEOUS

D.1  Validity Period

(a)   This TFA shall remain valid until any termination of this TFA pursuant to Sub-clause (b) or (c) below.

(b)   Either Party may by immediate written notice to the other to terminate this TFA if the other Party is in material breach of any binding provision contained herein and, where the breach is capable of remedy, the other party has failed to remedy the breach within 7 days of the date of a written notice from the non-defaulting Party specifying the breach and requiring its remedy provided that GVI shall not be entitled to rely on any breach of the terms hereof committed by JPH to terminate this TFA and JPH shall not be entitled to rely on any breach of the terms hereof committed by GVI to terminate this TFA;

(c)   This TFA may also be terminated by EGT pursuant to Clause C.3 above; and

(d)   For the avoidance of doubt, subject to Clause C.3 above, any termination of this TFA will not in any way affect the obligations, liabilities, rights and entitlements of the respective Parties under the PAGCOR’s Contract and/or the Lease of Agreement.

D.2    Exclusivity

Immediately after signing of this TFA and pending the obtaining and signing of all the Formalities, JPH and GVI respectively agrees with EGT that they and any of their respective shareholders, directors or employees will not interfere with the operation of San Pedro Club and will not enter into any form of negotiation or discussion with other third party in relation to any of the following : (a) the sale and purchase of either the San Pedro Club or its assets; or (b) the sale and purchase of shareholding interest in or business of JPH or GVI; or (c) the transfer of PAGCOR’s Contract.

D.3    Legal Fees and Expenses

Each Party shall bear its own legal costs and other expenses in relation to the preparation of this TFA and the Formal Transfer Documents as well as all other related documents and matters, if any.

D.4    Non-assignment

No Party may assign its rights or benefits (whether legally or beneficially) of this TFA without the prior written consent of the other Party.

D.5   Legal Effect of this TFA

The Parties acknowledge and agree that this TFA is legally binding and constitutes legally enforceable obligation on all Parties hereto. This TFA (including the Appendices) constitutes the entire agreement among the parties with regard to the subject matter hereto and shall not be modified, altered, or amended without the prior written consent of all the parties hereto.

D.6   Severability

If any  provision of this TFA is rendered void, unenforceable or otherwise ineffective by operation of law or declared null and void by any applicable court, such avoidance, unenforceability or ineffectiveness shall not affect the enforceability of the remaining provisions.

D.7   Governing Laws

This TFA shall be governed by the laws of the Republic of the Philippines and the Parties agree to submit to the exclusive jurisdiction of the Manila courts of the Philippines.

In Witness hereof, the Parties caused this TFA to be executed on the date first above written.

Signed for and on behalf of		Signed for and on behalf of
GOLDEN VIEW INTERNATIONAL GAMING AND AMUSEMENT CORP.		JADE PROSPER HOLDINGS LTD.

By:	/s/ Greg Alan G. Ignacio	By:	/s/ Greg Alan G. Ignacio
Name :	Greg Alan G. Ignacio	Name :	Greg Alan G. Ignacio
Title :	President	Title :	Authorized Representative

Signed for and on behalf of		Signed for and on behalf of
ENTERTAINMENT GAMING PHILIPPINES INC. (formerly known as ELIXIR GAMING TECHNOLOGIES PHILIPPINES, INC.)		ELIXIR GAMING TECHNOLOGIES (HONG KONG) LIMITED

By:	/s/ Clarence Chung	By:	/s/ Clarence Chung
Name :	Clarence Chung	Name :	Clarence Chung
Title :	Chairman & CEO	Title :	Chairman & CEO

Appendix A

Settlement of Account

Amounts payable by GVI/JPH to EGT

Description	Amount
JPH’s share of revenue under the PAGCOR’s Contract for the month of August 2011	Pesos 3,025,810
JPH’s share of revenue under the PAGCOR’s Contract for the month of September 2011	Pesos 3,066,176
Any accrued overdue rentals and/or payments owed by GVI and/or JPH in connection with San Pedro Club that EGT has paid or agreed to pay on behalf of GVI and/or JPH	If any

Appendix B

EGT’ share of revenue under the Agreement of Lease

for the months of August and September 2011

EGT’s share in August	Pesos 3,571,448
EGT’s share in September	Pesos 3,619,093
Total :	Pesos 7,190,541